    As filed with the Securities and Exchange Commission on September 23, 2002

                                                    Registration No. 333-


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                           ART TECHNOLOGY GROUP, INC.
             (Exact Name of Registrant as Specified in Its Charter)

              DELAWARE                                         04-3141918
   (State or Other Jurisdiction of                          (I.R.S. Employer
   Incorporation or Organization)                        Identification Number)

25 FIRST STREET, CAMBRIDGE, MASSACHUSETTS                         02141
 Address of Principal Executive Offices)                        (Zip Code)

                        1999 EMPLOYEE STOCK PURCHASE PLAN
                            (Full Title of the Plan)

                                PAUL G. SHORTHOSE
                             CHIEF EXECUTIVE OFFICER
                           ART TECHNOLOGY GROUP, INC.
                                 25 FIRST STREET
                         CAMBRIDGE, MASSACHUSETTS 02141

                     (Name and Address of Agent For Service)

                                 (617) 386-1000
          (Telephone Number, Including Area Code, of Agent For Service)

                         CALCULATION OF REGISTRATION FEE


===================== ========================= ====================== ====================== ======================
                                                   Proposed Maximum       Proposed Maximum
Title of Securities             Amount            Offering Price Per     Aggregate Offering          Amount of
to be Registered          to be Registered(2)           Share                  Price              Registration Fee
--------------------- ------------------------- ---------------------- ---------------------- ----------------------
Common Stock,
$0.01 par value
per share (1)             2,000,000 shares           $1.06 (3)           $2,120,000.00 (3)              $195.04
===================== ========================= ====================== ====================== ======================


(1)      Including the associated Preferred Stock Purchase Rights.

(2) In accordance with Rule 416 under the Securities Act of 1933, as amended, this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(3) Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act of 1933, as amended, and based upon the average of the high and low prices of the Registrant's Common Stock as reported on the Nasdaq National Market on September 19, 2002.

                     STATEMENT OF INCORPORATION BY REFERENCE

         This registration statement on Form S-8 is filed to register the offer and sale of an additional 2,000,000 shares of the Registrant's common stock, $0.01 par value per share, to be issued under the Registrant's 1999 Employee Stock Purchase Plan. This registration statement incorporates by reference the contents of the registration statement on Form S-8, File No. 333-83321, filed by the Registrant on August 20, 1999, relating to the Registrant's 1999 Employee Stock Purchase Plan.

         ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Hale and Dorr LLP has opined as to the legality of the securities being offered by this registration statement.

         ITEM 8.  EXHIBITS.

         The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Cambridge, Massachusetts, on this twenty-third day of September, 2002.

                                     ART TECHNOLOGY GROUP, INC.

                                     By: /s/ Paul G. Shorthose
                                         -------------------------------------
                                         Paul G. Shorthose
                                         Chief Executive Officer and President

                        POWER OF ATTORNEY AND SIGNATURES

         We, the undersigned officers and directors of Art Technology Group, Inc. hereby severally constitute and appoint Paul G. Shorthose, Linda Handman and Mark L. Johnson, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-8 filed herewith and any and all subsequent amendments to said registration statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable Art Technology Group, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


             SIGNATURE                                   TITLE                               DATE
             ---------                                   -----                               ----
     /s/ Paul G. Shorthose            Chief Executive Officer, President and          September 23, 2002
--------------------------------      Director  (PRINCIPAL EXECUTIVE OFFICER)
Paul G. Shorthose


     /s/ Edward Terino                Senior Vice President and Chief Financial       September 23, 2002
--------------------------------      Officer (PRINCIPAL FINANCIAL AND
Edward Terino                         ACCOUNTING OFFICER)


     /s/ Joseph T. Chung              Director                                        September 23, 2002
--------------------------------
Joseph T. Chung


     /s/ John R. Held                 Director                                        September 23, 2002
--------------------------------
John R. Held


     /s/ Scott A. Jones               Director                                        September 23, 2002
--------------------------------
Scott A. Jones


                                      -2-


     /s/ Irene H. Lang                Director                                        September 23, 2002
--------------------------------
Irene H. Lang


     /s/ Mary Makela                  Director                                        September 23, 2002
--------------------------------
Mary Makela


     /s/ Thomas N. Matlack            Director                                        September 23, 2002
--------------------------------
Thomas N. Matlack


                                      Director                                        September 23, 2002
--------------------------------
Jeet Singh


     /s/ Phyllis S. Swersky           Director                                        September 23, 2002
--------------------------------
Phyllis S. Swersky


                                INDEX TO EXHIBITS

NUMBER            DESCRIPTION
------            -----------

4.1(1) Amended and Restated Certificate of Incorporation of the Registrant, as amended

4.2(2)            Amended and Restated By-Laws of the Registrant

4.3(3) Rights Agreement between Registrant and Equiserve Trust Company, N.A., as rights agent

5                 Opinion of Hale and Dorr LLP, counsel to the Registrant

23.1              Consent of Hale and Dorr LLP (included in Exhibit 5)

24 Power of attorney (included on the signature pages of this registration statement)

------------

(1) Incorporated herein by reference to the Exhibits to the Registrant's Quarterly Report on Form 10-Q for the period ended September 30, 2001.

(2) Incorporated herein by reference to the Exhibits to the Registrant's Registration Statement on Form S-3 (File No. 333-64698).

(3) Incorporated herein by reference to the Exhibits to the Registrant's Current Report on Form 8-K filed on October 2, 2001.